Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2026

FOX REPORTS THIRD QUARTER FISCAL 2026
REVENUE OF $3.99 BILLION,
NET INCOME OF $175 MILLION, AND
ADJUSTED EBITDA OF $954 MILLION

NEW YORK, NY, May 11, 2026 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months ended March 31, 2026.

The Company reported total quarterly revenue of $3.99 billion as compared to the $4.37 billion reported in the prior year quarter. Distribution revenue increased 3%, driven by 5% growth at the Cable Network Programming segment. Advertising revenue was $1.56 billion as compared to the $2.04 billion reported in the prior year quarter, primarily due to the absence of the prior year broadcast of Super Bowl LIX, partially offset by the impact of an additional NFL Wild Card game and continued digital growth led by the Tubi AVOD service. Content and other revenue increased 12% primarily due to higher sports sublicensing revenue.

The Company reported quarterly net income of $175 million as compared to the $354 million reported in the prior year quarter. Net income attributable to Fox Corporation stockholders was $166 million ($0.38 per share) as compared to the $346 million ($0.75 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $570 million ($1.32 per share) as compared to the $507 million ($1.10 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $954 million, an increase of $98 million or 11% from the amount reported in the prior year quarter, as the revenue decrease noted above was more than offset by lower expenses. The decrease in expenses was primarily due to lower sports programming rights amortization and production costs, led by the absence of the prior year broadcast of Super Bowl LIX, partially offset by the impact of an additional NFL Wild Card game and costs associated with the launch of Fox One.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

"Our fiscal third quarter results once again demonstrate continued strength and momentum across our business. This strong performance, led by robust core advertising trends, underscores FOX’s leadership in live programming, bolstered by continued strength at our leading free streaming service, Tubi. Against this backdrop, we are proud to be bringing the world’s biggest sporting event to American homes with the FIFA Men's World Cup hosted here in North America across June and July. Meanwhile we remain steadfast in our commitment to delivering long-term shareholder value supported by our strong balance sheet.”
1 Excludes net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments. See Note 1 for a description of adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income attributable to Fox Corporation stockholders and earnings per share attributable to Fox Corporation stockholders to adjusted net income attributable to Fox Corporation stockholders and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2026

REVIEW OF OPERATING RESULTS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
	$ Millions
Revenues by Component:

Distribution[3]	$2,107	$2,039	$6,024	$5,840
Advertising	1,556	2,036	5,423	5,787
Content and other	331	296	1,467	1,386
Total revenues	$3,994	$4,371	$12,914	$13,013

Segment Revenues:

Cable Network Programming	$1,741	$1,636	$5,678	$5,398
Television	2,197	2,704	7,184	7,618
Corporate and Other	152	58	365	181
Eliminations	(96)	(27)	(313)	(184)
Total revenues	$3,994	$4,371	$12,914	$13,013

Adjusted EBITDA:

Cable Network Programming	$884	$878	$2,371	$2,283
Television	191	60	733	637
Corporate and Other	(121)	(82)	(393)	(235)
Adjusted EBITDA[4]	$954	$856	$2,711	$2,685

Depreciation and amortization:

Cable Network Programming	$25	$24	$78	$69
Television	32	28	92	87
Corporate and Other	44	43	129	127
Total depreciation and amortization	$101	$95	$299	$283

3 The Company generates distribution revenue from agreements with MVPDs for cable network programming and retransmission fees for the broadcast of the Company’s owned and operated television stations and from subscription fees for the Company’s direct-to-consumer streaming services. In addition, the Company generates distribution revenue from agreements with independently owned television stations that are affiliated with the FOX Network. Prior period amounts have been reclassified to conform to the current presentation.
4 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2026

CABLE NETWORK PROGRAMMING

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
	$ Millions
Revenues
Distribution	$1,233	$1,169	$3,486	$3,340
Advertising	390	372	1,226	1,153
Content and other	118	95	966	905
Total revenues	1,741	1,636	5,678	5,398
Operating expenses	(702)	(601)	(2,831)	(2,657)
Selling, general and administrative	(155)	(158)	(476)	(467)
Amortization of cable distribution investments	—	1	—	9
Segment EBITDA	$884	$878	$2,371	$2,283

Cable Network Programming reported quarterly segment revenue of $1.74 billion, an increase of $105 million or 6% from the amount reported in the prior year quarter. Distribution revenue increased $64 million or 5% as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenue increased $18 million or 5%, primarily due to higher news pricing partially offset by lower ratings, and the current year broadcast of the World Baseball Classic. Content and other revenue increased $23 million or 24%, primarily due to higher sports sublicensing revenue.

Cable Network Programming reported quarterly segment EBITDA of $884 million, an increase of $6 million or 1% from the amount reported in the prior year quarter, as the revenue increase noted above was partially offset by higher expenses. The increase in expenses was driven by higher sports programming rights amortization.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2026

TELEVISION

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
	$ Millions
Revenues
Advertising	$1,166	$1,664	$4,197	$4,634
Distribution	858	870	2,510	2,500
Content and other	173	170	477	484
Total revenues	2,197	2,704	7,184	7,618
Operating expenses	(1,736)	(2,359)	(5,642)	(6,191)
Selling, general and administrative	(270)	(285)	(809)	(790)
Segment EBITDA	$191	$60	$733	$637

Television reported quarterly segment revenue of $2.20 billion as compared to the $2.70 billion reported in the prior year quarter. Advertising revenue was $1.17 billion as compared to the $1.66 billion reported in the prior year quarter, primarily due to the absence of the prior year broadcast of Super Bowl LIX, partially offset by the broadcast of an additional NFL Wild Card game and continued digital growth led by the Tubi AVOD service. Distribution revenue was $858 million as compared to the $870 million reported in the prior year quarter, driven by the impact of net subscriber declines. Content and other revenue increased $3 million or 2%, primarily due to higher entertainment content revenue.

Television reported quarterly segment EBITDA of $191 million, an increase of $131 million from the amount reported in the prior year quarter, as the revenue decrease noted above was more than offset by lower expenses. The decrease in expenses was driven by lower sports programming rights amortization and production costs, led by the absence of the prior year broadcast of Super Bowl LIX, partially offset by the broadcast of an additional NFL Wild Card game.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2026

SHARE REPURCHASE PROGRAM

As of March 31, 2026, the Company has cumulatively repurchased approximately $6.7 billion of its Class A common stock and approximately $1.8 billion of its Class B common stock, with a remaining authorization of $3.5 billion. During the quarter, the Company repurchased approximately $50 million of its Class A common stock and $50 million of its Class B Common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.
CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

Charlie Costanzo, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7908	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2026

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
	$ Millions, except per share amounts

Revenues	$3,994	$4,371	$12,914	$13,013

Operating expenses	(2,494)	(2,965)	(8,473)	(8,759)
Selling, general and administrative	(546)	(551)	(1,730)	(1,578)
Depreciation and amortization	(101)	(95)	(299)	(283)
Restructuring, impairment and other corporate matters	(32)	(55)	(38)	(251)
Equity losses of affiliates	(20)	(18)	(18)	(11)
Interest expense, net	(66)	(55)	(214)	(185)
Non-operating other, net	(499)	(158)	(785)	156
Income before income tax expense	236	474	1,357	2,102
Income tax expense	(61)	(120)	(326)	(528)
Net income	175	354	1,031	1,574
Less: Net income attributable to noncontrolling interests	(9)	(8)	(37)	(28)
Net income attributable to Fox Corporation stockholders	$166	$346	$994	$1,546

Weighted average shares:	432	461	443	462

Net income attributable to Fox Corporation stockholders per share:	$0.38	$0.75	$2.24	$3.35

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2026

CONSOLIDATED BALANCE SHEETS

	March 31, 2026	June 30, 2025
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$3,601	$5,351
Receivables, net	2,948	2,472
Inventories, net	652	432
Other	337	174
Total current assets	7,538	8,429

Non-current assets:
Property and equipment, net	1,782	1,705
Intangible assets, net	2,943	2,969
Goodwill	3,647	3,639
Deferred tax assets	2,604	2,721
Other non-current assets	3,269	3,732
Total assets	$21,783	$23,195

Liabilities and Equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,603	$2,897
Total current liabilities	2,603	2,897

Non-current liabilities:
Borrowings	6,605	6,602
Other liabilities	1,415	1,341
Redeemable noncontrolling interests	84	288
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	2	2
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,252	7,603
Retained earnings	3,837	4,479
Accumulated other comprehensive loss	(124)	(124)
Total Fox Corporation stockholders’ equity	10,969	11,962
Noncontrolling interests	107	105
Total equity	11,076	12,067
Total liabilities and equity	$21,783	$23,195

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2026

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2026	2025
	$ Millions
OPERATING ACTIVITIES:
Net income	$1,031	$1,574
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	299	283
Restructuring, impairment and other corporate matters	38	168
Equity-based compensation	90	97
Equity losses of affiliates	18	11
Cash distributions received from affiliates	—	13
Non-operating other, net	785	(156)
Deferred income taxes	116	165
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(546)	(897)
Inventories net of programming payable	(387)	691
Accounts payable and accrued expenses	(226)	(26)
Other changes, net	(115)	(112)
Net cash provided by operating activities	1,103	1,811

INVESTING ACTIVITIES:
Property and equipment	(361)	(212)
Purchase of investments	(168)	(79)
Acquisitions, net of cash acquired	(8)	(91)
Other investing activities, net	(6)	(25)
Net cash used in investing activities	(543)	(407)

FINANCING ACTIVITIES:
Repurchase of shares	(1,900)	(750)
Dividends paid and distributions	(275)	(267)
Purchase of noncontrolling interest	(208)	—
Other financing activities, net	73	109
Net cash used in financing activities	(2,310)	(908)

Net (decrease) increase in cash and cash equivalents	(1,750)	496
Cash and cash equivalents, beginning of year	5,351	4,319
Cash and cash equivalents, end of period	$3,601	$4,815

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2026

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income attributable to Fox Corporation stockholders and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Restructuring, impairment and other corporate matters, adjustments to Equity earnings (losses) of affiliates, Non-operating other, net, Tax provision and Noncontrolling interest adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income attributable to Fox Corporation stockholders and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended March 31, 2026 and 2025:

	Three Months Ended
	March 31, 2026		March 31, 2025
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income attributable to Fox Corporation stockholders	$166	$0.38	$346	$0.75

Restructuring, impairment and other corporate matters	32	0.07	55	0.12

Non-operating other, net	499	1.16	158	0.34

Tax provision	(127)	(0.29)	(52)	(0.11)

As adjusted	$570	$1.32	$507	$1.10

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2026

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Depreciation and amortization, Restructuring, impairment and other corporate matters, Equity earnings (losses) of affiliates, Interest expense, net, Non-operating other, net and Income tax expense. Effective July 1, 2025, the Company no longer removes the impact of amortization of cable distribution investments when calculating Adjusted EBITDA. Prior periods were not restated as the impact of the change is immaterial to the calculation.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect Net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and nine months ended March 31, 2026 and 2025:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
	$ Millions
Net income	$175	$354	$1,031	$1,574
Add:
Amortization of cable distribution investments	—	1	—	9
Depreciation and amortization	101	95	299	283
Restructuring, impairment and other corporate matters	32	55	38	251
Equity losses of affiliates	20	18	18	11
Interest expense, net	66	55	214	185
Non-operating other, net	499	158	785	(156)
Income tax expense	61	120	326	528
Adjusted EBITDA	$954	$856	$2,711	$2,685